Exhibit (j)






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 22 to the Registration Statement under the Securities Act of 1933 (No. 333-21969) and in this Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05534) of AHA Investment Funds, Inc., to our report dated July 29, 2002 on the AHA Limited Maturity Fixed Income Fund, AHA Full Maturity Fixed Income Fund, AHA Balanced Fund, and AHA Diversified Equity Fund of AHA Investment Funds, Inc.; and The Limited Maturity Fixed Income Master Portfolio, The Full Maturity Fixed Income Master Portfolio, The Balanced Master Portfolio and The Diversified Equity Master Portfolio of CCM Advisors Funds.



                                                /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 31, 2002